SCHEDULE A

(as amended on August 25, 2011 to add DoubleLine Low Duration Bond Fund)

Funds

DoubleLine Total Return Bond Fund

DoubleLine Core Fixed Income Fund

DoubleLine Emerging Markets Fixed Income Fund

DoubleLine Multi-Asset Growth Fund

DoubleLine Low Duration Bond Fund

DOUBLELINE FUNDS TRUST

By:	/s/ Ronald R. Redell
NAME: Ronald R. Redell
TITLE: President

DOUBLELINE CAPITAL LP

By:	DoubleLine Capital GP LLC, its general partner

By:	/s/ Louis Lucido
NAME: Louis Lucido
TITLE: Chief Operating Officer

SCHEDULE B

(as amended on August 25, 2011 to add DoubleLine Low Duration Bond Fund)

Annual Fee Rate (expressed as a Fund percentage of net assets)

DoubleLine Total Return Bond Fund	0.40%

DoubleLine Core Fixed Income Fund	0.40%

DoubleLine Emerging Markets Fixed Income Fund	0.75%

DoubleLine Multi-Asset Growth Fund	1.00%

DoubleLine Low Duration Bond Fund	0.35%

DOUBLELINE FUNDS TRUST

By:	/s/ Ronald R. Redell
NAME: Ronald R. Redell
TITLE: President

DOUBLELINE CAPITAL LP

By:	DoubleLine Capital GP LLC, its general partner

By:	/s/ Louis Lucido
NAME: Louis Lucido
TITLE: Chief Operating Officer